Exhibit 23.12(a)

Tetra Tech EBA Inc.

May 11, 2016

TO:    Seabridge Gold Inc.
          United States Securities and Exchange Commission

Re:    Seabridge Gold Inc. (the "Company")
          Consent of Expert

Ladies and Gentlemen:

Reference is made to the following reports:

•	Courageous Lake Prefeasibility Study dated September 5, 2012 and amended November 11, 2014
•	2012 KSM (Kerr-Sulphurets-Mitchell) Prefeasibility Study dated June 22, 2012 and amended November 11, 2014

(collectively, the "Reports")

In connection with the Company's Prospectus dated May 12, 2016 and all documents incorporated by reference therein (collectively, the "Prospectus") and the Company's Registration Statement on Form S-8 dated May 12, 2016 and any amendments thereto, including any post-effective amendments (collectively, the "Registration Statement"), I, Kevin Jones, P.Eng., on behalf of myself and Tetra Tech EBA Inc., on behalf of myself and Tetra Tech EBA Inc., hereby consent to the use of my name and Tetra Tech EBA Inc.'s name and references to the Reports, or portions thereof, in the Prospectus and the Registration Statement and to the inclusion or incorporation by reference of information derived from the Reports in the Prospectus and Registration Statement.

I confirm that I have read the Prospectus and the Registration Statement and have no reason to believe that there are any misrepresentations in the information contained therein that are derived from the Reports or that are within my knowledge as a result of the services performed by me in connection with the Reports.

Yours truly,

/s/ Kevin Jones, P.Eng.
Kevin Jones, P.Eng.

Exhibit 23.12(b)

Tetra Tech EBA Inc.

May 11, 2016

TO:    Seabridge Gold Inc.
          United States Securities and Exchange Commission

Re:    Seabridge Gold Inc. (the "Company")
          Consent of Expert

Ladies and Gentlemen:

Reference is made to the following report:

•	Courageous Lake Prefeasibility Study dated September 5, 2012 and amended November 11, 2014 (the "Report")

In connection with the Company's Prospectus dated May 12, 2016 and all documents incorporated by reference therein (collectively, the "Prospectus") and the Company's Registration Statement on Form S-8 dated May 12, 2016 and any amendments thereto, including any post-effective amendments (collectively, the "Registration Statement"), I, Nigel Goldup, P.Eng., on behalf of myself and Tetra Tech EBA Inc., hereby consent to the use of my name and Tetra Tech EBA Inc.'s name and references to the Report, or portions thereof, in the Prospectus and the Registration Statement and to the inclusion or incorporation by reference of information derived from the Report in the Prospectus and Registration Statement.

I confirm that I have read the Prospectus and the Registration Statement and have no reason to believe that there are any misrepresentations in the information contained therein that are derived from the Report or that are within my knowledge as a result of the services performed by me in connection with the Report.

Yours truly,

/s/ Nigel Goldup, P.Eng.
Nigel Goldup, P.Eng.